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                                                                    EXHIBIT 23.1





                  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statements (Forms S-3 and S-8) of Alliance Pharmaceutical Corp. of our report dated
July 24, 1997, except for Note 8, as to which the date is September 23, 1997, with respect to the consolidated financial statements of Alliance Pharmaceutical Corp. included in the Annual Report (Form 10-K) for the year ended
June 30, 1997.


                                            ERNST & YOUNG LLP



San Diego, California
September 23, 1997